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                               EXHIBIT 10(a)(1)


                         Loan Agreement by and between
                          Symix Systems, Inc., Symix
                          Computer Systems, Inc. and
                           Bank One, Columbus, N.A.,
                     dated as of the 20th day of May, 1996

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                                LOAN AGREEMENT


THIS AGREEMENT dated as of the 20th day of May, 1996 (hereinafter called "Agreement"), by and between Symix Systems, Inc., a corporation organized and existing under the laws of the State of Ohio, located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("SSI"), Symix Computer Systems, Inc., a corporation organized and existing under the laws of the state of Ohio, located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("SCSI"), (SSI and SCSI each a "Company" and jointly and severally the "Companies"), and Bank One, Columbus, N.A., 100 East Broad Street, Columbus, Ohio 43271, (hereinafter called "Bank One"),

                                  WITNESSETH

WHEREAS, Companies desires to obtain a credit facility from Bank One in the maximum amount of Six Million Dollars ($6,000,000), and,

WHEREAS, Bank One is willing to make said loans upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

                         SECTION 1  CREDIT COMMITMENTS

SECTION 1.1.  REVOLVING CREDIT COMMITMENT.

1.1.1 AMOUNT. Bank One hereby agrees to lend Companies the maximum aggregate amount of Six Million Dollars ($6,000,000) (the "Credit Commitment"). This Credit Commitment shall be available to Companies in the form of a revolving credit loan in the maximum amount of Six Million Dollars ($6,000,000) minus the drawn or undrawn principal amount of any letter of credit or other independent undertaking issued by Bank One for the account of the Companies, with an option to convert the balance to a term loan, subject to the terms and conditions hereinafter set forth.

1.1.2 DISBURSEMENTS. Companies shall execute and deliver to Bank One a promissory note in the form of Exhibit "A" attached hereto (hereinafter referred to as the "Revolving Credit Note"). Disbursements on the Revolving Credit Note shall be made by Bank One upon Companies' request. Companies shall have the right to pay all or any part of the outstanding principal balance on the Revolving Credit Note at any time without penalty and Companies may then reborrow such amounts. Provided only, however, that at no time may the principal balance outstanding under the Revolving Credit Note exceed the Credit Commitment.

1.1.3 USE OF PROCEEDS. The proceeds of the Revolving Credit Note shall be used in their entirety for working capital needs and to fund installment sales contracts from selected customers.

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1.1.4  MATURITY AND INTEREST RATE.  The Revolving Credit Note will mature on
       April 30, 1998 and shall bear interest prior to maturity at an interest rate to be elected by the Companies from one of the following:

       (a) PRIME RATE. A rate equal to the Prime Rate. Interest payable under this option shall be paid by Companies on the last day of any calendar quarter in which the Companies have elected the Prime Rate option to be in effect. The rate of interest shall be adjusted to reflect the change in the Prime Rate effective immediately following any change in the Prime Rate; or

       (b) LIBOR RATE. A rate ("LIBOR Rate") equal to two hundred (200) basis points in excess of the rate of interest at which Bank One is offered U.S. dollar deposits in the London Eurodollar Interbank Market in an amount equal to the principal amount of such Loan for the period of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, one hundred eighty (180) days or one year (the "Benchmark Rate") (to be elected at the option of the Companies) in effect, and as quoted by Bank One by telephone to, and accepted by, the Companies prior to 2:00 P.M., Ohio time, commencing on the day the election is made. In addition, the Companies shall pay any LIBOR reserve costs in effect which would be incurred by Bank One with respect to LIBOR borrowings hereunder. Interest payable at the LIBOR Rate shall be paid on the last day of any calendar quarter in which the Companies have elected the LIBOR Rate option to be in effect. In the event the Companies fail prior to or on the last day of the period so elected to elect a subsequent such period, interest shall automatically accrue thereafter at the Prime Rate option as herein set forth. The Companies may not elect an interest rate period expiring after April 30, 1998. If a LIBOR Rate loan is paid before the expiration of its period, as elected by Companies above, then upon notice thereof by Bank One to the Companies, the Companies shall prepay the principal amount of the loan plus an interest amount calculated from the beginning of the interest period to the date of prepayment at the Prime Rate.

              (c) LEVERAGE BASED PRICING. If, at the end of any calendar quarter, the Leverage Ratio is less than or equal to 1.5 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate minus One-eighth of one percent (0.125%) or one hundred seventy-five
              (175) basis points in excess of the Benchmark Rate. If, at the end of any calendar quarter, the Leverage Ratio is less than or equal to 1.0 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate minus One-fourth of one percent (0.250%) or one hundred fifty (150) basis points in excess of the Benchmark Rate.

1.1.5 FACILITY FEE. As consideration for the Credit Commitment, the Companies shall pay Bank One a facility fee on the daily average unused portion of the Credit commitment at a rate equal to one-eighth percent (1/8%) per annum starting with the date this Agreement becomes effective, said fee to be computed on the basis of the actual number of days elapsed over a year of 360 days and to be payable quarterly commencing on June 29, 1996. The Companies shall be entitled to cancel the Credit Commitment in whole or in part at any time by exercising the term loan conversion option, or by payment in full of the Revolving Credit Note accompanied by notice to Bank One of cancellation, which notice shall be irrevocable.

SECTION 1.2.  TERM LOAN CONVERSION OPTION.

1.2.1 CONVERSION TO A TERM NOTE. Subject to the limitations provided herein, and provided that no Event of Default has occurred and is continuing, Companies may at any time on or before April 30, 1998 convert a maximum amount not to exceed Six Million Dollars ($6,000,000.00) owing under the Revolving Credit Note into a term promissory note (hereinafter referred to as the "Term Note"). Such Term Note shall be executed by Companies and delivered to Bank One in the form of Exhibit "B" attached hereto. Upon execution and delivery of the Term Note, Bank One's obligation to make further loan disbursements to Companies under the Revolving Credit Note shall cease.

1.2.2 USE OF PROCEEDS. The proceeds of the Term Note shall be used in their entirety to repay indebtedness owing under the Revolving Credit Note.

1.2.3 PRINCIPAL PAYMENTS. Principal payments on the Term Note shall be made to Bank One in consecutive equal quarterly installments each in an amount equal to one-twentieth of the face amount of the Term Note, beginning June 30, 1998 and continuing on the last day of each succeeding calendar quarter until April 30, 2003, when any remaining principal balance shall be due and payable.

1.2.4 MATURITY AND INTEREST RATE. The Term Note will mature on April 30, 2003 and shall bear interest prior to maturity at an interest rate to be elected by the Companies from one of the following:

       (a) PRIME RATE. A rate equal to the Prime Rate. Interest payable under this option shall be paid by Companies on the last day of any calendar quarter in which the Companies have elected the Prime Rate option to be in effect. The rate of interest shall be adjusted to reflect the change in the Prime Rate effective immediately following any change in the Prime Rate; or

       (b) LIBOR RATE. A rate ("LIBOR Rate") equal to two hundred (200) basis points in excess of the rate of interest at which Bank
              One is offered U.S. dollar deposits in the London Eurodollar Interbank Market in an amount equal to the principal amount of such Loan for the period of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, one hundred eighty (180) days or one year (the "Benchmark Rate") (to be elected at the option of the Companies) in effect, and as quoted by Bank One by telephone to, and accepted by, the Companies prior to 2:00 P.M., Ohio time, commencing on the day the election is made. In addition, the Companies shall pay any LIBOR reserve costs in effect which would be incurred by Bank One. Interest payable at the LIBOR
              Rate shall be paid on the last day of any calendar quarter in which the Companies have elected the LIBOR Rate option to be in effect. In the event the Companies fail prior to or on the last day of the period so elected to elect a subsequent such period, interest shall automatically accrue thereafter at the Prime Rate option as herein set forth. The Companies may not elect an interest rate period expiring after April 30, 2003. If a LIBOR Rate loan is paid before the expiration of its period, as elected by Companies above, then upon notice thereof by Bank One to the Companies, the Companies shall prepay the principal amount of the loan plus an interest amount calculated from the beginning of the interest period to the date of prepayment at the Prime Rate.

         (c) LEVERAGE BASED PRICING. If, at the end-of any calendar quarter, the Leverage Ratio is less than or equal to 1.5 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate minus One-eighth of one percent (0.125%) or one hundred seventy-five
              (175) basis points in excess of the Benchmark Rate. If, at the end of any calendar quarter, the Leverage Ratio is less than or equal to 1.0 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate minus One-fourth of one percent (0.250%) or one hundred fifty (150) basis points in excess of the Benchmark Rate.

SECTION 1.3.  PROVISIONS APPLICABLE TO ALL NOTES.

1.3.1 PROMISSORY NOTES DEFINED. The Revolving Credit Note and the Term Note shall hereinafter sometimes be collectively referred to hereunder as the "Notes".

1.3.2 PREPAYMENT. Companies may at any time make prepayments upon the Notes without penalty. In the case of the Term Note, any prepayments shall be applied to the latest maturing installment(s) of the Term Note.

1.3.3 DEFAULT RATE. After any Note becomes due and payable, whether at maturity, by acceleration or otherwise, the interest rate on the outstanding principal sum and accrued interest will be the Prime Rate plus two percent (2%) per annum. Without any limitation upon Bank One's remedies upon an Event of Default, Bank One shall have the right to assess a late payment fee in the amount of the greater of $50.00 or 5% of the scheduled payment in the event of a default in payment that remains uncured for a period of at least 12 days.

1.3.4 BASIS. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of 360 days.

1.3.5 SETOFF. Upon the occurrence and during the continuation of any Event of Default, Bank One shall have the right to setoff against all obligations of the Companies to Bank One hereunder and under the Notes, whether matured or unmatured, all funds of the Companies on deposit in accounts with Bank One except for funds deposited or accounts maintained for the payment of taxes, payroll and employee contributions and any other funds or accounts in which Companies does not have a beneficial interest.

1.3.6 ADDRESS WHERE PAYMENTS ARE TO BE MADE. Companies shall make all payments on account of principal of, and interest on, the Notes, in immediately available funds to Bank One at its Main Office, Corporate Banking Division, Bank One, Columbus, N.A., 100 East Broad Street, Columbus, Ohio 43271-0170 as such payments become due and payable in accordance with the terms hereof and of the Notes.

               SECTION 2  EXECUTION AND CONDITIONS OF BORROWING

The obligation of Bank One to make disbursements under the Revolving Credit Note or to make or continue the loans to the Companies provided for hereunder shall be subject to the following conditions:

2.1 OPINION OF COUNSEL. Companies shall supply to Bank One on or prior to the date of borrowing, an opinion or opinions satisfactory to Bank
       One by counsel acceptable to Bank One, which shall include, but not be limited to, the following: that the Companies are duly organized and existing corporations under the laws of the jurisdictions under which they were formed; that they are qualified to do business in all states and jurisdictions where such qualification is necessary; that the execution hereof has been duly authorized by appropriate corporate action; that there is no prohibition in law, in its articles of incorporation, regulations, by-laws, formation document or in any agreement to which they are a party, which in any way restricts or prevents the execution or carrying out of this Agreement in any respect; that this Agreement has been duly executed and is the valid and binding obligation of Companies; that the Notes are duly executed and represent valid and binding obligations of the Companies.

2.2 RESOLUTION AUTHORIZING EXECUTION OF LOAN DOCUMENTS. On or prior to the date of borrowing, Companies shall furnish to Bank One certified copies of the resolutions of the board of directors or other governing bodies of Companies and Guarantors authorizing the execution of this Agreement and the Notes.

2.3 INCUMBENCY CERTIFICATE. Companies shall provide at the time of borrowing certificates of the Secretary of SSI which shall certify the names of the officers of Companies and Guarantors authorized to sign this Agreement, the Notes, and the other documents or certificates to be delivered pursuant to this Agreement by Companies, Guarantors or any of their officers, together with the true signatures of such officers. Bank One may conclusively rely on such certificates until it shall receive a further certificate of the Secretary of SSI cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

2.4 COMPLIANCE WITH THIS AGREEMENT. At the time of the initial borrowing, Companies shall be in compliance with all of the provisions, warranties, and conditions contained in this Agreement with which they are to comply, and there shall exist no Default as hereinafter specified, and no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default.

2.5 EXECUTION AND DELIVERY OF THE PROMISSORY NOTES. Companies shall have duly and validly executed, issued and delivered the Notes to Bank One.

2.6 EXECUTION AND DELIVERY OF GUARANTY AGREEMENTS. Guarantors shall have executed and delivered to Bank One their unlimited, unconditional guaranty agreements with respect to all indebtedness of Companies to Bank One, now existing or hereafter arising, in form and substance satisfactory to Bank One.

                   SECTION 3  REPRESENTATIONS AND WARRANTIES

In borrowing hereunder, Companies represent and warrant to Bank One, which representations and warranties will survive the execution and delivery of this Agreement and the Notes, that:

3.1 ORGANIZATION & AUTHORITY TO EXECUTE LOAN DOCUMENTS. Companies and Guarantors are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation or jurisdictions of organization and are duly qualified or licensed to conduct their activities in each jurisdiction in which the nature of such activities make such qualification necessary, and the failure so to qualify might materially and adversely affect the respective business or assets of the Companies and Guarantors; that the execution hereof has been duly authorized by appropriate corporate action; there is no prohibition, either in law, in their articles of incorporation, code of regulations or by-laws or in any agreement to which they are a party, which in any way prohibits or would be violated by the execution and carrying out of this Agreement in any respect; this Agreement has been duly executed and the obligations created hereby are valid and binding obligations; and the Notes and guaranty agreements are also valid and binding obligations of Companies and Guarantors, respectively.

3.2 FINANCIAL STATEMENTS. Companies have furnished to Bank One complete, true and correct Audited Consolidated Financial Statements as of June 30, 1995 which fairly reflect their financial condition. "Audited" shall mean Consolidated and Consolidating Financial Statements which have been audited, prepared, and certified, without qualification, by independent certified public accountants of recognized standing and acceptable to Bank One.

       There have been no material adverse changes in their financial or business condition or operations since the submission of any financial information to Bank One, and no material adverse changes in their financial or business condition or operations are imminent or threatened.

3.3 NO GUARANTIES OF OTHERS' OBLIGATIONS. Companies have made no investments in, advances to or guaranties of the obligations of any Person, corporation or other entity except as disclosed in the Financial Statements referred to in Section 3.2 above or as disclosed to Bank One in writing.

3.4 COMPLIANCE WITH OCCUPATIONAL SAFETY & HEALTH ACT. Companies are not in violation of any requirement of any applicable occupational safety and health act or any standard, rule or order promulgated pursuant thereto or any regulation prescribed pursuant thereto, the violation of which involves (i) the possibility of a material adverse effect on the business, operation or condition of Companies or (ii) the ability of Companies to perform this Agreement.

3.5 NO UNDISCLOSED LIABILITIES. Companies have no liabilities, direct or contingent, except as disclosed in the Financial Statements referred to in
     Section 3.2 above.

3.6 NO UNDISCLOSED SUBSIDIARIES. There exist as of the date hereof no Subsidiaries of Companies except as disclosed to Bank One in writing prior to the execution of this Agreement.

3.7 GOOD TITLE TO ASSETS AND NO UNDISCLOSED LIENS. Companies have good and marketable title to all the property and assets reflected as being owned by them in the Financial Statements referred to in Section 3.2 above, subject to no liens, other than liens reflected on said Financial Statements or said balance sheets or Permitted Liens, except property and assets disposed of since such date in the ordinary course of business.

3.8 POSSESS NECESSARY PATENTS, TRADEMARKS & LICENSES. Companies own or possess all patents, trademarks, service marks, trade names, copyrights, permits and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of their business, without any known conflict with the rights of others, except as disclosed to Bank One in writing. At the date of this Agreement, there is no such patent, trademark, service mark, trade name, copyright, permit, license or charter of material importance to the conduct of the business of Companies other than has been disclosed to Bank One in writing.

3.9 NO UNDISCLOSED INTEREST IN THE TITLE TO ASSETS. None of the assets or property, the value of which is reflected in the Financial Statements referred to in Section 3.2 above, is held by Companies as lessee or conditional vendee, or pursuant to a title retention agreement of any kind, except as set forth in said Financial Statements or balance sheets or the notes relating thereto or as disclosed to Bank One in writing.

3.10 NO UNDISCLOSED FINANCING STATEMENTS. No financing or continuation statement which names Companies as debtor has been filed under the Uniform Commercial Code in any state or other jurisdiction except as set forth in the Financial Statements referred to above or as disclosed to Bank One in writing, and Companies have not agreed to or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien, except Permitted Liens.

3.11 LEASES ARE VALID AND ENFORCEABLE. Each lease of real estate or personal property to which Companies are a party as lessee is valid, binding, and enforceable by the Companies as lessee in all material respects in accordance with its terms, entitles the lessee to undisturbed possession of the real estate or personal property covered thereby during the full term thereof and no event of default thereunder or event which with the giving of notice or lapse of time or both would constitute an event of default thereunder has occurred.

3.12 NO LAWSUITS OR JUDGMENTS. Other than as disclosed on Exhibit 3.12 hereto, there is no action, suit or proceeding at law or in equity or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or governmental instrumentality or other agency now pending or, to the knowledge of Companies threatened or affecting Companies or any property or rights of Companies nor is there any basis therefor, except such of the foregoing which, if adversely determined, would not in the aggregate have a material adverse effect-on Companies or which does not seek to enjoin the consummation of any transaction contemplated by this Agreement. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against or binds Companies which has, or is likely to have, any material adverse effect on the business or assets or the condition, financial or otherwise, of Companies.

3.13 FILING AND PAYMENT OF TAXES. Companies have duly filed or caused to be filed all federal, state and local tax returns which are required to be filed, and have duly paid or caused to be duly paid, all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due. Companies have made provisions which are believed by the officers of Companies to be adequate for the payment of such taxes for the years that have not been audited by the respective tax authorities.

3.14 NO ADVERSE EFFECT FROM OBLIGATION OF CONTRACTS/LAW. No Contractual Obligation of or Requirement of Law upon Companies materially and adversely affects their business, properties or assets, operations or conditions (financial or otherwise), or the ability of Companies to perform this Agreement, or any other agreement or instrument herein or therein contemplated.

3.15 NO ADVERSE EFFECT FROM DEFAULT OF CONTRACTS/LAW. Companies are not in default under any applicable Contractual Obligation or Requirement of Law so as to affect adversely and materially the business or assets or the condition, financial or otherwise, of Companies or the ability of Companies to perform this Agreement, or any other agreement or instrument herein or therein contemplated.

3.16 NO DEFAULT OF THIS AGREEMENT. There does not exist any Event of Default or any condition or circumstance which constitutes or with lapse of time or the giving of notice or both would constitute an Event of Default

3.17 INSURANCE. All of the properties and operations of Companies of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons: and Companies carry, with such insurers in customary amounts, such other insurance, including public and product liability insurance, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

3.18 NO UNTRUE OR MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any other agreement, instrument or certificate contemplated by or made or delivered pursuant to or in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.19 COMPLIANCE WITH ERISA. Companies are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder (hereinafter referred to as "ERISA"), and no "reportable event" as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Companies.

3.20 ENVIRONMENTAL. To the best of Companies' knowledge, no release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or hazardous waste as defined under the Solid Waste Disposal Act, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances and Control Act, have occurred or are presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Companies or any of their Subsidiaries. Except as previously disclosed in writing to Bank One, the Companies have no knowledge of any past or existing violations of any environmental laws, ordinances, or regulations issued by any federal, state or local governmental authority and they has not received any written or oral communication or notice from any judicial or governmental entity nor is it aware of any investigation by any agency for any violation of any environmental laws, ordinances or regulations.

     Companies covenant and agree that they will not permit or allow, except for use by tenants in incidental quantities in connection with their business and in accordance with all applicable laws and regulations, Pollutants (as hereinafter defined) to be incorporated into, stored upon or used on any premises in such a manner or amount as to violate any federal, state, or local statute, law, ordinance, rule, regulation, decision or order. As the term is used herein, "Pollutants" shall mean any solid, liquid, gaseous or thermal contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or by-products, asbestos, PCB's, phosphates, lead or other heavy metals, chlorine, radon gas, "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act as is now or hereafter amended or supplemented, and regulations adopted pursuant thereto, "hazardous waste" as defined under the Solid Waste Disposal Act, "air pollutants" as defined under the Clean Air Act, "toxic pollutants" as defined under the Clean Air Act or the Toxic Substances and Control Act or other toxic or hazardous wastes or materials.

3.21 COMPLIANCE WITH FEDERAL RESERVE REGS S, T, U, OR X. Companies are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as it is now and may from time to time hereafter be in effect) and no part of the proceeds of any loan will be used to purchase or carry any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. No part of the proceeds of the loan hereunder will be used for any purpose which violates, or which is inconsistent with the provisions of Regulations S, T, U or X of said Board of Governors.

                        SECTION 4 AFFIRMATIVE COVENANTS

Until all indebtedness of Companies to Bank One has been paid:

4.1 ANNUAL FINANCIAL STATEMENTS. Companies shall furnish to Bank One within one hundred twenty (120) days after the close of each fiscal year their 10-K filings with the Securities and Exchange Commission, to include annual Audited Consolidated Financial Statements which fairly reflect the financial condition of the Companies.

4.2 PERIODIC FINANCIAL STATEMENTS. Companies shall furnish to Bank One within forty-five (45) days after the close of each quarter of each fiscal year their 10-Q filings with the Securities and Exchange Commission, to include Consolidated Financial Statements which shall fairly reflect their financial condition and which are certified as true and correct in all material aspects by the Chief Financial Officer of SSI.

4.3 NO DEFAULT CERTIFICATE. The Companies' Financial Statements called for by Sections 4.1 and 4.2 must be accompanied by a certificate signed by the Chief Financial Officer of SSI stating that, except as disclosed in the certificate, (s)he has no knowledge of any Event of Default or event which, with the lapse of time or notice or both, would become an Event of Default hereunder, and if an annual audit, review, or compilation is required by the above paragraph(s), Companies will cause their independent certified public accountant to provide Bank One with a similar certificate and such certificate must accompany the audit, review, or compilation.

4.4  INSURANCE.  Companies shall at all times:

     a. Maintain adequate insurance including, but not limited to, workers' compensation upon all of its properties and operations of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons with Bank One named as loss payee.

     b. Maintain with such insurers in customary amounts such other insurance, including public and product liability insurance as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

     c. At the request of Bank One, furnish a statement of its insurance coverage.

     d. Maintain any other insurance as may from time to time be reasonably requested by Bank One.

     e. All insurance policies shall contain a provision requiring the insurance Companies to provide Bank One not less than ten days written notice prior to cancellation of any such policy.

4.5 CONCURRENT PAYMENT OF OTHER BANK ONE INDEBTEDNESS. Companies shall promptly pay any amounts owing to Bank One or any BANC ONE CORPORATION affiliate on account of other indebtedness owing by Companies from time to time during the term of this Agreement and the Notes executed hereunder.

4.6 CHANGES IN ARTICLES OF INC., CODE OF REGS OR BY-LAWS. Companies shall promptly provide Bank One with written notice of any amendments to or changes in its Articles of Incorporation, code of regulations and/or by-laws, or other similar organizational documents, including such changes as might affect the structure, condition, operation or management of Companies and Companies' obligations to Bank One under the terms of this Agreement and shall make such amended articles, code of regulations or by-laws available for inspection by Bank One upon demand.

4.7 PAYMENT OF TAXES. Companies shall promptly pay and discharge all taxes and assessments levied and assessed or imposed upon its property or income as well as all claims which, if unpaid, might by law become a lien or charge upon such property; provided, however, that nothing herein contained shall require Companies to pay any such taxes, assessments or claims so long as Companies shall in good faith contest the validity and stay the execution and enforcement thereof.

4.8 COMPLIANCE WITH LAWS. Companies will promptly comply in all substantial respects, with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which they are subject or which are applicable to its business, property and assets if noncompliance therewith would materially and adversely affect its business.

4.9 PRESERVE AND MAINTAIN CORPORATE RIGHTS. Companies shall preserve and maintain their corporate existence, rights, franchises and privileges in the jurisdiction which it shall select, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain their corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of Companies.

4.10 PAYMENT OF LEGAL COSTS. Companies will pay all out-of-pocket expenses of Bank One in connection with the collection and enforcement of this Agreement, the Notes and other agreements and documents contemplated herein. Companies shall, upon request, promptly reimburse Bank One for all amounts expended, advanced or incurred by Bank One to satisfy any obligation of Companies under this Agreement and other agreements and documents contemplated herein, or in the collection and enforcement of the Notes and Bank One's rights under this Agreement including all court costs, reasonable attorney's fees, fees of auditors and accountants and investigation expenses reasonably incurred by Bank One in connection with such collection and enforcement, together with interest at the post-maturity rate set forth herein on such amount from the date of written demand by Bank One for reimbursement until the date Bank One is actually reimbursed.

4.11 MAINTAIN AND PRESERVE ASSETS. Companies shall use reasonable efforts in good faith to maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of Companies' properties necessary for the conduct of its business, if failure to maintain and preserve such properties would over a substantial period of time materially and adversely affect the Companies.

4.12 ERISA REPORTS. Companies will promptly furnish to Bank One (i) if requested by Bank One, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any other trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event" as such term is defined in
     Section 4043 of ERISA, or of any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Financial Officer of SSI specifying the nature thereof, what action the Companies are taking or propose to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. Companies will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Companies, and comply with all applicable provisions of ERISA.

4.13 NOTIFICATION OF CERTAIN ADVERSE EVENTS. Companies shall promptly notify Bank One if Companies learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of Companies of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice or the taking of any other action by the holder of any promissory note, debenture or other evidence of indebtedness of Companies or of any security (as defined in the Securities Act of 1933, as amended) of Companies with respect to a claim of default, together with a detailed statement by a responsible officer of Companies specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Companies are taking or propose to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting Companies or any of the properties of Companies in which the amount involved is material and is not covered by insurance or which, if adversely determined would have a material adverse effect; or (iv) any dispute between Companies and any governmental or regulatory body or any other Person which, if adversely determined would have a material adverse effect.

4.14 NOTICE OF THE EXISTENCE OF POLLUTANTS. If the Companies or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Pollutants in hazardous quantities in its operations, Companies shall immediately notify Bank One of the commencement of such activity with respect to each such Pollutant. Companies shall cause any Pollutants which are now or may hereafter be used or generated in the operations of the Companies or any Subsidiary in hazardous quantities to be accounted for and disposed of in compliance with all applicable federal, state, and local laws and regulations. Companies will notify Bank One immediately upon obtaining knowledge that:

     (i) any premises are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Pollutants, the purpose of which investigation is to quality the levels of Pollutants located on such premises, or

     (ii) Companies or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Pollutants, including, but not limited to the contamination of past and present waste disposal sites.

     If the Companies or any Subsidiary are notified of any event described at items (i) or (ii) above, Companies shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Companies or the Subsidiary with respect thereto, and Bank One shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Companies. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of Bank One, which approval shall not be unreasonably withheld.

4.15 INSPECTION BOOKS AND RECORDS. Upon request by Bank One, Companies shall make available for inspection to duly authorized representatives of Bank One any of their books and records, and shall furnish to Bank One any information regarding their business affairs and financial condition including copies of any contracts entered into by Companies within a reasonable time after receipt of written request therefor.

4.16 INSPECTION OF PROPERTY. Companies shall make available for inspection to duly authorized representatives of Bank One any of their property and assets for the purpose of ascertaining that the covenants and conditions of this Agreement arc being complied with.

4.17 INFORMATION PROVIDED TO OTHERS. Companies shall furnish to Bank One, promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Companies send to their stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Companies file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, including, but not limited to, annual 10-K reports and quarterly 10-Q reports.

                         SECTION 5  NEGATIVE COVENANTS

Except with the prior written consent of Bank One:

5.1 ENCUMBERING ASSETS. Companies shall not create, incur, assume or permit to continue any mortgage, pledge, encumbrance, lien or charge of any kind upon or security interest in any of their or any Subsidiary's property or assets, whether now owned or hereafter acquired, except (i) purchase money liens for fixed assets not to exceed an aggregate amount of Three Million Dollars ($3,000,000), and (ii) Permitted Liens as defined herein;

5.2 INCURRING OTHER DEBT. Companies and Subsidiaries shall not create, incur, assume or suffer to exist any Funded Debt or Current Debt except: (1) debt represented by the Notes; (2) other indebtedness to Bank One; (3) purchase money debt for fixed assets which shall not exceed an aggregate amount of Three Million Dollars ($3,000,000); and (4) unsecured indebtedness to trade creditors arising out of the ordinary course of Companies' and Subsidiaries' business;

5.3 GUARANTY OF OTHERS' DEBTS. Companies and Subsidiaries shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, PROVIDED HOWEVER, that Companies may guarantee, endorse, or otherwise become liable upon the obligations of Subsidiaries to the extent Subsidiaries have incurred debt permitted by
     Section 5.2 (3) of this Agreement and to the extent of leases for real property with annual payments not to exceed $ 100,000.00.

5.4 MERGER OR CONSOLIDATION. Companies and Subsidiaries shall not merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of; or any partnership or joint venture interest in any other Person, except for (a) any such merger or consolidation of the Companies with a Subsidiary, (b) any such purchase or other acquisition by the Companies of the assets or stock of any Subsidiary, (c) any such merger or consolidation with or purchase or other acquisition of any Person that operates any business that is a Core Business in which the amount paid, when combined with the liabilities assumed, is less than Five Million Dollars ($5,000,000.00) for such single transaction or causes the aggregate such amount in any fiscal year to be less than Ten Million Dollars ($10,000,000.00);

5.5 TRANSFER OF SUBSTANTIAL PORTION OF ASSETS. Companies and Subsidiaries shall not liquidate or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets other than in the ordinary course of business without prior written approval of Bank One which shall not be unreasonably withheld.

5.6 CREATION OF NEW SUBSIDIARIES. Companies and Subsidiaries shall not incorporate, create, form, establish or fund any Subsidiary unless Bank One shall immediately be notified in writing of the creation of such Subsidiary and such Subsidiary shall immediately execute such documents as Bank One deems necessary for Subsidiary to guarantee upon all indebtedness outstanding hereunder;

5.7 DISPOSING OF NOTES/ACCOUNTS RECEIVABLE. Companies and Subsidiaries shall not discount or sell any of their notes or accounts receivables, except in the normal course of business relating to installment receivables transactions not to exceed Two Million Dollars ($2,000,000.00) in any fiscal year;

5.8 SALE/LEASEBACK TRANSACTIONS. Companies and Subsidiaries shall not enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by Companies or Subsidiaries of real or personal property which has been or is to be sold or transferred by Companies or Subsidiaries to such lender or investor;

5.9 AMOUNT OF CONSOLIDATED TANGIBLE NET WORTH. Companies shall not permit Consolidated Tangible Net Worth to be less than Nine Million Dollars ($9,000,000);

5.10 LEVERAGE RATIO. Companies shall not permit the Consolidated Leverage Ratio to exceed the ratio of 2.00 to 1.00;

5.11 DEBT SERVICE COVERAGE RATIO. Companies shall not permit for any period of four consecutive quarters, the Consolidated Debt Service Coverage Ratio to be less than 1.00 to 1.00.

5.12 CURRENT RATIO. Companies shall not permit the Consolidated Current Ratio to be less than 1.4 to 1.00.

                   SECTION 6 EVENTS OF DEFAULT AND REMEDIES

If any of the following events ("Events of Default") shall occur and be continuing:

     A. Companies shall default in the payment of any installment of the principal of the Notes when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, provided such default shall continue for a period often (10) calendar days, PROVIDED, HOWEVER, that the ten (10) day grace period shall not apply in the event of default of payment upon the stated maturity of the Notes;

     B. Companies shall default in the payment of interest on the Notes, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, provided such default shall continue for a period often
          (10) calendar days;

     C. Companies shall default with regard to any payment of principal or interest on or the performance or observance of any covenant, condition or agreement of any other instrument of indebtedness executed by Companies;

     D. Any representation or warranty made by Companies in this Agreement or in connection with the loans hereunder, or in any report, certificate, financial statement or other agreement, document or instrument furnished in connection with this Agreement or the loans hereunder shall prove to be false or misleading in any material respect;

     E. Companies shall fail to observe or perform any covenant, condition or agreement in Section 5 of the Agreement; (provided such failure shall continue unremedied for a period of twenty (20) days after written notice thereof);

     F. Companies shall fail to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement (excluding Section 5), provided such default shall continue unremedied for thirty (30) days (after written notice, which notice shall include a description of the Event of Default thereof to the Companies by Bank One);

     G. Companies shall fail to observe or perform and covenant, condition or agreement in the Notes;

     H. An event of default under any guaranty or similar agreement executed in connection with the loans hereunder shall occur and be continuing;

     I. Final judgment for the payment of money in excess of One Million Five Hundred Thousand Dollars ($1,500,000) shall be rendered against Companies or any

          Subsidiary and the same shall remain undischarged for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed;

     J. Companies or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for them or for any of their property, (ii) admit in writing their inability to pay their debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against them in any proceeding under any such law or if corporate action shall be taken by the Companies or any Subsidiary for the purpose of effecting any of the foregoing;

     K. An order, judgment or decree shall be entered without the application, approval or consent of Companies or any Subsidiary by any court of competent jurisdiction, approving a petition seeking reorganization of Companies or any Subsidiary or appointing a receiver, trustee or liquidator of Companies or any Subsidiary or of all or a substantial part of the assets thereto, and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) days;

     then upon the occurrence of any such Event of Default specified in subdivisions A, B, C, D, E, F, G, H, I, J and K of this Section, Bank One shall have the option to cease disbursements under the Revolving Credit Note and/or to terminate its commitment to lend and to declare all amounts due under the Notes to be immediately due and payable both as to principal and interest Automatically upon the occurrence of any of the events specified in subdivision J of this Section, Bank One's commitment to lend shall terminate and all amounts due under the Notes shall become immediately due and payable. The Notes shall then become immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. It is understood that the remedies of Bank One hereunder shall be cumulative in nature rather than exclusive and that the failure of Bank One to exercise its rights upon a Default by Companies hereunder shall not be deemed to be a waiver by Bank One of that Event of Default or any of its rights hereunder. BANK ONE SHALL NOT BE REQUIRED, AS A CONDITION TO THE LIABILITY OF ANY OF THE COMPANIES, TO RESORT TO, ENFORCE OR EXHAUST ANY OF ITS REMEDIES AGAINST ANY OTHER OF THE COMPANIES OR TO RESORT TO, ENFORCE OR EXHAUST ANY OF ITS REMEDIES AGAINST ANY PROPERTY WHICH MAY AT ANY TIME BE GIVEN OR HELD AS SECURITY FOR THE NOTES OR UPON WHICH BANK ONE OBTAINS A LIEN FOR REPAYMENT OF THE NOTES. When any indebtedness of Companies to Bank

     One becomes due, by acceleration or otherwise, Bank One shall have the right, without notice to Companies, any party claiming under Companies, or any other party, such notice being hereby expressly waived, and without regard to the adequacy or value of the -collateral or the solvency or insolvency of Companies, to the appointment of a receiver by a court of competent jurisdiction chosen solely by Bank One, upon application at any time, whether prior to or after a judgment has been obtained against Companies, to take possession of the business of Companies together with its books and records, to maintain or to liquidate said business, to collect the proceeds of the collateral and apply the net proceeds to any indebtedness of Companies to Bank One. Companies consents to jurisdiction and venue for the appointment of such receiver by such court and agrees that any receiver so appointed may take possession of the business of the Companies, together with the collateral in any other jurisdiction in which the collateral may be located.

                            SECTION 8  DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meaning. All accounting terms not specifically defined herein shall have the meanings of such terms as used in accordance with generally accepted accounting principles in the United States applied on a consistent basis:

     "Agreement" is defined in the preamble.

     "Audited" is defined in Section 3.2.

     "Bank One" is defined in the preamble.

     "Benchmark Rate" is defined in Sections 1.1.4 and 1.2.4.

     "Business Day" shall mean any day other than a Saturday, a Sunday, and other legal holidays on which the principal office of Bank One is closed.

     "Companies" and "Company are defined in the preamble.

     "Consolidated Tangible Net Worth" shall mean the Consolidated net worth of Companies (after eliminating all inter-Companies accounts), less all Consolidated Intangible Assets of Companies. Net worth shall be determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that Consolidated Tangible Net Worth shall include no appraisal surplus of any type or description.

     "Consolidating", "Consolidated" and "Consolidated and Consolidating" shall include the Companies and all Subsidiaries and shall mean, in reference to financial statements and reports, any covenants, representations, warranties, or agreements of Companies under this Agreement, or definitions in this Section, that the same are prepared or determined in accordance with generally accepted accounting principles applied on a consistent basis, but eliminating all inter-Companies transactions on any consolidated statements or reports.

     "Contractual Obligation" shall mean for Companies any obligation, covenant, representation, warranty or condition contained in any evidence of indebtedness or any agreement or instrument under or pursuant to which any evidence of indebtedness has been issued, or any other material agreement, instrument or guaranty, to which Companies is a party or by which Companies or any of its assets or properties are bound.

     "Core Business" shall mean the ownership, marketing, distribution, licensing and maintenance of software and related products, the rendering of related professional services and training with respect to such software and products and business incidental thereto.

     "Credit Commitment" is defined in Section 1.1.1.

     "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities of the Companies, all determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that prepaid expenses in excess of Five Hundred Thousand Dollars ($500,000.00) shall not be considered a current asset for purposes of this Agreement.

     "Current Debt" shall mean any obligation for borrowed money (and any negotiable instruments and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one (l) year from the date of the creation thereof.

     "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities.

     "Debt" shall mean for Companies:

          (i) any indebtedness for borrowed money which Companies directly or indirectly created, incurred, assumed, endorsed (other than for collection in the ordinary course of business), discounted with recourse or in respect of which Companies is otherwise directly or indirectly liable including, without limitation, indebtedness in effect guaranteed by Companies through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such indebtedness or any security therefore, or to provide funds for the payment or discharge of such indebtedness or any liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain the solvency or other financial condition of the obligor of such indebtedness, or to make payment for any products, materials or supplies or for any transportation or service regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that the holders of such indebtedness will be protected against loss in respect thereof,

          (ii) any indebtedness, whether or not for borrowed money, which Companies has incurred, assumed, guaranteed or with respect to which Companies has become directly or indirectly liable (including, without limitation, through any agreement of the character referred to in clause (i) hereof) and which represents or has been incurred to finance the purchase price of any property or business, whether by purchase, consolidation, merger or otherwise,

          (iii) any indebtedness, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any property owned or held by Companies subject thereto, whether or not Companies has any personal liability for such indebtedness.

     "Debt Service Coverage Ratio" shall mean [net income after tax + depreciation and amortization + interest expense - capitalized software] to [current maturities of long term debt + interest expense] all determined in accordance with generally accepted accounting principles applied on a consistent basis.

     "Event of Default" shall mean any of the events specified in Section 6 provided that there has been satisfied any requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Financial Statements" shall mean for any period a balance sheet as of the close of the period, an operating statement for the period including detailed expense schedules, a statement of changes in cash flows and a reconciliation of retained earnings, all prepared in accordance with generally accepted accounting principles applied on a consistent basis without exception.

     "Funded Debt" shall mean any Debt of Companies as defined in this section, payable more than one (l) year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, and shall include all capitalized lease obligations of every type and description.

     "Guarantors" shall mean Symix Computer Systems (Canada), Inc., Symix Computer Systems (UK) Ltd., Symix Asia Company Ltd., Symix Computer Systems (Hong Kong) Ltd., Symix Computer Systems (Singapore) Pte. Ltd., Symix Computer Systems (Australia) Pty. Ltd., and Symix Computer Systems (Mexico) S. De R.L. De C.V.

     "Intangible Assets" shall mean the aggregate amount of all goodwill, patents, trademarks, franchises, licenses, excess of cost over book value of assets acquired, deferred expenses of any type or description, appraisal surplus and any other assets classified as intangible assets under generally accepted accounting principles, which are carried as assets on the Financial Statements of Companies.

     "Leverage Ratio" shall mean the ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth.

     "LIBOR Rate" is defined in Sections 1.1.4 and 1.2.4.

     "Notes" is defined in Section 1.3.1.

     "Permitted Liens" shall mean:

          (i) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons;

          (ii) Liens incurred or deposits made in the ordinary course of business (a) in connection with workman's compensation, unemployment insurance, social security and other similar laws, or (b) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (c) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property;

          (iii) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such properties or materially interfere with their use in the ordinary conduct of Companies' business; and

          (iv)  Liens in favor of Bank One.

     "Person" shall mean and include an individual, sole proprietorship, trust, partnership, corporation, unincorporated organization and a government or any department or agency thereof.

     "Plan" shall mean any plan, benefit or program of benefits or perquisites which has been or is being currently provided to one or more employees or which may in the future be established, maintained, or contributed to by Companies (or in which Companies or any of its employees participate, which provides benefits to employees or former employees of Companies), including any "employee benefit plan" as defined in ERISA, any payroll practice or personnel policy, and any system of governmental or other benefits to the costs of which Companies contributes by any means.

     "Prime Rate" shall mean the rate announced by Bank One from time to time as its Prime Rate, which rate may not be the lowest or best rate offered by Bank One.

     "Requirement of Law" shall mean for Companies, any term, condition, or provision of any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government, domestic or foreign, or any ruling of any arbitrator to which Companies are a party or by which Companies or any of their assets or property are bound or affected or from which Companies derive benefits, and if Companies are a corporation, their charter documents, code of regulations and by-laws.

     "Revolving Credit Note" is defined in Section 1.1.2.

     "Subsidiary" shall mean any corporation fifty-one percent (51%) or more of the voting stock of which is controlled by Companies.

     "Term Note" is defined in Section 1.2.1.

     "Total Consolidated Liabilities" shall mean all Consolidated liabilities of the Companies (after eliminating all inter-Companies accounts), except any non-current provision for deferred federal income taxes, all determined in accordance with generally accepted accounting principles applied on a consistent basis.

                           SECTION 9  MISCELLANEOUS

9.1 SUCCESSORS AND ASSIGNS. All covenants, representations, warranties and agreements in this Agreement made by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Companies's rights under this Agreement shall not be assignable without the prior written consent of Bank One.

9.2 NOTICE. Notice shall be deemed to have been properly given to Companies when deposited in the United States mail, registered or certified, postage prepaid, and addressed to Symix Systems, Inc., Attn: Chief Financial Officer at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 whether or not the same is actually received by Companies. Any communication to Bank One shall be deemed properly given if similarly mailed to the address of its Main Office, Corporate Banking Division at 100 East Broad Street, Columbus, Ohio 43271. Such addresses may be changed upon giving notice to the other party as provided herein.

9.3 WAIVER. No delay on the part of Bank One in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified, are cumulative and not exclusive of any other rights and remedies which Bank One would otherwise have.

9.4 DURATION. This Agreement and all covenants, agreements, representations and warranties made herein, including but not limited to Section 1.4.1, and in the various certificates delivered pursuant hereto shall survive the making of the loan(s) by Bank One, the execution and delivery to Bank One by Companies of the Notes, and payment of the Notes.

9.5 GOVERNING LAW AND JURISDICTION. This Agreement shall in all respects be interpreted in accordance with and enforceable under the laws of the State of Ohio. In event of a dispute hereunder, Companies irrevocably submit to the jurisdiction of the courts of competent jurisdiction in Franklin County, Ohio, and hereby waives any objection to the laying of venue in such courts, including but not limited to any claim that any action or proceeding brought in such court has been brought in an inconvenient forum. This Section 9.5 shall not prevent Bank One from taking whatever steps or actions are necessary to enforce its rights under this Agreement in any other jurisdiction.

9.6 CREDIT INFORMATION. Companies authorizes Bank One to exchange Bank One deposit, credit and borrowing information about Companies with third parties.

9.7 AMENDMENTS. Notwithstanding any provision to the contrary contained herein, any term of this Agreement may be amended by consent of the parties; provided that no amendment, modification or waiver of any provision of this Agreement or of the Notes shall be effective unless the same shall be in writing and signed by Companies and Bank One.

9.8 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Notes.

9.9 CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.10 ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for Bank One to honor its obligation to make or maintain loan(s) hereunder, then Bank One shall promptly notify the Companies thereof and Bank One's obligation to make or maintain loan(s) hereunder shall be suspended until such time as Bank One may again make and maintain such affected loan(s) and the Companies shall, upon the request of Bank One on the date specified, prepay any of such loan(s) then outstanding together with accrued interest and any other amounts due under the Notes and this Agreement.

9.11 ENTIRE AGREEMENT. This Agreement together with all other documents executed in connection with this Agreement constitute the ONLY agreement and understanding between Bank One and Companies and supersede any and all prior agreements and understandings, oral or written, relating to this Agreement and all other documents executed in connection with this Agreement. Companies acknowledge that they have not relied on any oral promises or representations by Bank One other than those set forth in this Agreement and all other documents executed in connection with this Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Bank One, Columbus, N.A.


By: /s/ Kimberly C. Currie
    ------------------------------------------
   Kimberley C. Currie, Its Vice President

Date:  May 20, 1996
      ----------------------------------------

Symix Systems, Inc.


By: /s/ Lawrence W. DeLeon
    ------------------------------------------
   Lawrence W.  DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:  May 20, 1996
      ----------------------------------------

Symix Computer Systems, Inc.


By: /s/ Lawrence W. DeLeon
    ------------------------------------------
   Lawrence W.  DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:  May 20, 1996
      ----------------------------------------

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE


$6,000,000.00            Columbus, Ohio         ___________, 1996


On or before April 30, 1998, for value received, the undersigned promises to pay to the order of Bank One, Columbus, N.A. (hereinafter called "Bank One") the sum of Six Million Dollars ($6,000,000.00) or such lesser portion thereof as may from time to time be disbursed to, or for the benefit of the undersigned, with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at a rate as provided in the Loan Agreement dated as of May ___, 1996 between the undersigned and Bank One (the "Loan Agreement"). Interest shall be computed and payable quarterly beginning on June 30, 1996 and continuing thereafter on the last day of each calendar quarter, and quarterly until the maturity hereof. Both principal and interest are payable in lawful money of the United States at the Main Office, Corporate Banking Division, Bank One, Columbus, N.A., 100 East Broad Street, Columbus, Ohio 43271-0170.

The undersigned authorize(s) any Attorney-at-Law to appear for the undersigned in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned, and to confess judgment in favor of the legal holder of this promissory note against the undersigned, for the amount that may be due, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in the Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.

-------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

-------------------------------------------------------------------------------


Symix Systems, Inc.


By:
   -------------------------------------------
   Lawrence W.  DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:
     -----------------------------------------

Symix Computer Systems, Inc.


By:
   -------------------------------------------
   Lawrence W.  DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:
     -----------------------------------------

                                  EXHIBIT "B"
                                   TERM NOTE


$________________        Columbus, Ohio         __________, 199__

FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK ONE, COLUMBUS, NA (hereinafter called "Bank One") the sum of _______________________ Dollars ($_______________), with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at a rate as provided in the Loan Agreement dated as of May ____, 1996 between the undersigned and Bank One (the "Loan Agreement"). Interest shall be payable on _____________, 199__ and quarterly intervals thereafter. Both principal and interest are payable in lawful money of the United States at the Main Office, Corporate Banking Division, Bank One, Columbus, N.A., 100 East Broad Street, Columbus, Ohio 43271-0170.

The principal hereof shall be payable in consecutive quarterly installments of ______________ Dollars ($______________) each, the first of which shall be due on June 30, 1998, and continuing on the same day of each succeeding calendar quarter thereafter until April 30, 2003, at which time any remaining balance of principal, together with all interest accrued thereon, shall be due and payable.

The undersigned hereby authorize(s) any Attorney-at-Law to appear for the undersigned, in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned and to confess judgment in favor of the legal holder of this promissory note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in the Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY

CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED
IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.

-------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

-------------------------------------------------------------------------------


Symix Systems, Inc.


By:
   -------------------------------------------
   Lawrence W.  DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:
     -----------------------------------------

Symix Computer Systems, Inc.


By:
   -------------------------------------------
   Lawrence W. DeLeon, Its Vice President,
     Chief Financial Officer and Secretary

Date:
     -----------------------------------------

                                 EXHIBIT 3.12


          On June 22, 1995, Symix Systems, Inc. (the "Company") filed an action in the Court of Common Pleas of Franklin County, Ohio (Case No. 95CVH06-4279) against O. Kent LaRoque, III, and Jeffrey M. Fisher, the former President and former Senior Vice President, respectively of the Company. The claims asserted in this litigation arise out of and relate primarily to the termination of LaRoque's employment, with, and the resignation of Fisher from, the Company. Specifically, in the pending action, the Company sought and has been granted summary judgment in the amount of $59,255 on a promissory note executed by LaRoque. The Company also seeks a declaration that (i) LaRoque was terminated for just cause and that, as a result, he is not entitled to any additional relief under the terms of his former employment agreement, and (ii) the Company is not bound by an "Employment Severance Plan" allegedly entered into between Fisher and LaRoque prior to termination of their employment with the Company. The Company seeks a further declaration that if it is held liable to Fisher under the terms of the alleged Employment Severance Plan, the Company is entitled to be indemnified by LaRoque for such liability. Also the Company has asserted a claim of conspiracy against Fisher and LaRoque with respect to the execution of the alleged Employment Severance Plan and a claim for breach of fiduciary duties against Fisher as a result of his execution and non-disclosure of the alleged Employment Severance Plan. LaRoque has filed counterclaims seeking compensatory damages in excess of $2.3 million against the Company for breach of oral agreements to provide benefits, abuse of process, defamation and libel, and breach of his stock option agreements. Fisher has filed counterclaims seeking compensatory damages in excess of $2 million against the Company for breach of the alleged Employment Severance Plan, defamation and libel, and breach of his stock option agreements.

          On April 18, 1996, the Common Pleas Court granted LaRoque and Fisher leave to amend their counterclaims in the Common Pleas Court action to include, inter alia, the claims for defamation and libel and to seek punitive damages in excess of $1 million against the Company.

          On the same date that the company filed its action in the Court of Common Pleas of Franklin County, Ohio, LaRoque and Fisher filed an action against the Company in the United States District Court for the Southern District of Ohio, Eastern Division, styled as O. KENT LAROQUE, III V. SYMIX SYSTEMS, INC. (Case No. 2-95-CV632). The claims asserted in the District Court litigation are similar to the claims asserted in the Common Pleas Court case. Because the District Court litigation involved the same or similar claims as the Common Pleas Court litigation, the District Court litigation has been stayed pending resolution of the Common Pleas Court case.

          Management of the Company believes that the claims and counterclaims asserted by LaRoque and Fisher in the aforementioned actions are without merit.